SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CENTRUE FINANCIAL CORPORATION
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
    -------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction: NA
    -------------------------------------------------------------------------
    (5) Total fee paid: NA
    -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: NA
    (2) Form, Schedule or Registration Statement No.: NA
    (3) Filing Party: NA
    (4) Date Filed: NA

Notes:

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                                    Centrue
                                          Financial
                                        Corporation




                                              March 23, 2007





Dear Fellow Stockholder:

         You are cordially invited to attend Centrue Financial Corporation's annual meeting of stockholders at the Oak Brook Regency Tower, 1515 West 22nd Street (West Tower), 1st Floor, Oak Brook, Illinois, on Tuesday, April 24, 2007, at 10:00 a.m. local time.

         Your board of directors has nominated four persons to serve as Class III directors on the board of directors. Their names appear in the enclosed proxy materials. All four of the nominees are incumbent directors. The board of directors recommends that you vote your shares for each of the nominees. The board of directors has also recommended a proposal to amend and restate the Company's 2003 Stock Option Plan. The board of directors recommends that you vote your shares to approve the amendment and restatement of the Company's 2003 Stock Option Plan.

         You are welcome to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         A copy of our annual report to stockholders for 2006 is also enclosed. Thank you for your attention to this important matter.

                                                Very truly yours,




                                                /s/ THOMAS A. DAIBER
                                                ---------------------------
                                                Thomas A. Daiber
                                                President and
                                                Chief Executive Officer





             122 W. Madison Street o Ottawa Illinois o 815-431-2720
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                                    Centrue
                                          Financial
                                        Corporation




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 24, 2007
                    ----------------------------------------


TO HOLDERS OF COMMON STOCK:

         The annual meeting of stockholders of Centrue Financial Corporation, a Delaware corporation, will be held at the Oak Brook Regency Tower, 1515 West 22nd Street (West Tower), 1st Floor, Oak Brook, Illinois, on Tuesday, April 24, 2007, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

         1.       To elect four Class III directors.

         2.       To approve the amended and restated 2003 Stock Option Plan.

         3. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

         We are not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 1, 2007, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

                                         By Order of the Board of Directors




                                         /s/ THOMAS A. DAIBER
                                         --------------------------------
                                         Thomas A. Daiber
                                         President and
                                         Chief Executive Officer
Ottawa, Illinois
March 23, 2007





--------------------------------------------------------------------------------
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. YOU ARE WELCOME TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME PRIOR TO ITS EXERCISE. STOCKHOLDERS HOLDING SHARES IN BROKERAGE ACCOUNTS ("STREET NAME" HOLDERS) WHO WISH TO VOTE AT THE MEETING WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS THEIR SHARES.
--------------------------------------------------------------------------------

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                                    Centrue
                                          Financial
                                        Corporation




                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation by the board of directors of Centrue Financial Corporation of proxies to be voted at the annual meeting of stockholders to be held at the Oak Brook Regency Tower, 1515 West 22nd Street (West Tower), 1st Floor, Oak Brook, Illinois, on Tuesday, April 24, 2007, at 10:00 a.m., local time, or at any adjournments or postponements of the meeting.

Centrue Financial Corporation, a Delaware corporation, is a regional financial services company based in Ottawa, Illinois which has one bank subsidiary. Our offices serve a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

This proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of our common stock, par value $1.00 per share, on or about March 23, 2007 to stockholders of record as of March 1, 2007. We are required to file an annual report, called a Form 10-K, with the SEC. A copy of Form 10-K for the fiscal year ended December 31, 2006 is enclosed for your reference.

Voting Rights and Proxy Information

The board of directors has fixed the close of business on March 1, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Our transfer books will not be closed between the record date and the date of the annual meeting. The board of directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the secretary of Centrue Financial Corporation and stockholders present at the meeting may revoke their proxy and vote in person.

The shares represented by each valid proxy received in time will be voted at the annual meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy and in FAVOR to amend and restate the 2003 Stock Option Plan. If any other matters are properly presented at the annual meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this proxy statement, we do not know of any other matters that are to be presented at the annual meeting other than the election of four Class III directors and the amendment and restatement of the 2003 Stock Option Plan.

                                       1.

Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the secretary of Centrue Financial Corporation or by a later executed proxy. Attendance at the annual meeting will not automatically revoke a proxy, but a stockholder attending the annual meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

On March 1, 2007, we had 6,470,840 issued and outstanding shares of common stock. For the election of directors, and for all other matters to be voted upon at the annual meeting, each share of common stock is entitled to one vote. A majority of the outstanding shares of the common stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will be counted for purposes of determining a quorum but will not count toward the determination of whether such matters are approved or directors are elected. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                           I.   ELECTION OF DIRECTORS

We have a staggered board of directors, divided into three classes. One class is elected annually to serve for three years. At the annual meeting, our stockholders will be entitled to elect four Class III directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class III directors are incumbent directors. Our board of directors has reviewed the independence of the nominees for election to the board and the independence of the incumbent directors in accordance with the standards of the Nasdaq Stock Market. In accordance with such review, the board of directors has determined that each of Messrs. Breipohl, Ganim, Griffith, Hejna, McDonnell, Shinkle, Smith and Sullivan are independent under those standards. These independent directors constitute a majority of the incumbent members and nominees for election to the board.

The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy which we are soliciting will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

Information About Directors and Nominees

Set forth below is information, current as of March 1, 2007, concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. Unless otherwise indicated, each person has held the positions shown for at least five years. The four nominees, if elected at the annual meeting, will serve as Class III directors for three-year terms, expiring in 2010. We recommend that you vote your shares FOR all four nominees.

                                       2.

                                                  NOMINEES

Name                                                    Position with Centrue Financial Corporation
(Age)                        Director Since                     and Principal Occupation
-----                        --------------                     ------------------------
Class III
(term expires 2010)

Thomas A. Daiber                  2006              Director, President and Chief Executive Officer of
(Age 49)                                            Centrue Financial Corporation and Centrue Bank
                                                    (post-merger since November 2006 and pre-merger since
                                                    October 2003); Chairman, President and Chief Executive
                                                    Officer of Aviston Financial Corporation and Chairman
                                                    and Chief Executive Officer of the State Bank of
                                                    Aviston (2002-2003); Chief Financial Officer of
                                                    Allegiant Bancorp, Inc. (1999-2003)

Dennis J. McDonnell               2000              Director and Chairman of the Board of Centrue Financial
(Age 64)                                            Corporation; Director and Chairman of the Board of
                                                    Centrue Bank since November 2006; Chairman, McDonnell
                                                    Investment Management, LLC (2001-present)

Mark L. Smith                     2006              Director of Centrue Financial Corporation and Centrue
(Age 57)                                            Bank (post-merger since November 2006 and pre-merger
                                                    since 2001); President of Smith, Koelling, Dykstra and
                                                    Ohm, P.C., managing member of Solutions for Wealth
                                                    Management, LLC and North Convent, LLC.

Scott C. Sullivan                 1996              Director of Centrue Financial Corporation; Director of
(Age 52)                                            Centrue Bank since November 2006; Attorney, Williams
                                                    McCarthy LLP


                                            CONTINUING DIRECTORS

Name                                                    Position with Centrue Financial Corporation
(Age)                        Director Since                     and Principal Occupation
-----                        --------------                     ------------------------

Class I
(term expires 2008)

Richard J. Berry                  1985              Director of Centrue Financial Corporation and Centrue
(Age 54)                                            Bank; Attorney, Myers, Berry, O'Conor & Kuzma, Ltd.

Walter E. Breipohl                1993              Director of Centrue Financial Corporation and Centrue
(Age 53)                                            Bank; Broker/Owner, Kaszynski-Breipohl Realtors

Randall E. Ganim                  2006              Director of Centrue Financial Corporation and Centrue
(Age 53)                                            Bank (post-merger since November 2006 and pre-merger
                                                    since April 2006); founder and President of Ganim,
                                                    Meder, Childers & Hoering, P.C.

                                       3.

                                            CONTINUING DIRECTORS

Name                                                    Position with Centrue Financial Corporation
(Age)                        Director Since                     and Principal Occupation
-----                        --------------                     ------------------------
Class II
(term expires 2009)

Michael A. Griffith               2006              Director of Centrue Financial Corporation and Centrue
(Age 48)                                            Bank (post-merger since November 2006 and pre-merger
                                                    since 2002); founder and Chief Executive Officer of
                                                    Aptuit, Inc. (2004-present); Chairman and Chief
                                                    Executive Officer of ChiRex Inc. (1998-2000)

Michael J. Hejna                  2006              Director of Centrue Financial Corporation and Centrue
(Age 53)                                            Bank (post-merger since November 2006 and pre-merger
                                                    since 2003); President and Chief Executive Officer of
                                                    Gundaker Commercial Group, Inc.

John A. Shinkle                   1997              Director of Centrue Financial Corporation; Senior Vice
(Age 55)                                            President, Stifel Nicolaus & Company, Inc. (2006-present);
                                                    Executive Vice President and Director, Synovus
                                                    Securities, Inc. (1986-2006)

All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Centrue Financial Corporation and any person pursuant to which any director has been selected. No member of the board of directors is related to any other member of the board of directors.

Board Committees and Meetings

Our board of directors generally meets on a quarterly basis. Largely due to merger-related activities, the board of directors met sixteen times during 2006, which included thirteen meetings prior to the merger when the board consisted of Messrs. Berry, Breipohl, Doty, McDonnell, Reinhardt, Shinkle, Sullivan, Trainor and Yeoman. During 2006, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Our board of directors has standing executive & compensation, corporate governance & nominating and audit committees.

Executive & Compensation Committee

The members of the executive & compensation committee are Messrs. Griffith, Hejna, McDonnell and Shinkle. The committee met five times during 2006, which included four meetings prior to the merger when the committee consisted of Messrs. McDonnell, Shinkle and Sullivan. The executive & compensation committee adopted a charter on June 16, 2005, which was revised on January 23, 2007. The executive & compensation committee charter combines the duties of both the executive committee and the compensation committee and is available on the company's website at www.centrue.com. The performance of the CEO and all executive & compensation committee items were reviewed by the committee and recommended to the full board of directors for approval.

The executive & compensation committee is organized, and its members appointed, by the board of directors to carry out the responsibilities of the board of directors relating to the effective administration of the company's executive compensation and benefits programs as well as the general oversight of the company's compensation program for all company employees. The committee is comprised of four independent directors and is responsible for providing oversight to ensure that the company's compensation incentives and benefits are competitive and are aligned with company goals so that such goals can be successfully achieved.

                                       4.

The executive & compensation committee does not generally delegate any matters relating to the compensation and benefits of named executive officers to any other party other than to the full board of directors. Items of daily management and decisions relating to company-wide compensation and benefits, not specifically targeting named executive officers, is delegated to company management to the extent that it does not result in decisions that may materially benefit named executive officers in comparison with the overall employee population. The Company's chief executive officer may recommend or provide information for consideration regarding the compensation and benefits of named executive officers to members of the board of directors.

In the course of determining base salaries and total compensation for our executive officers, the committee reviews data for institutions which are deemed to be the company's peer group. In determining base salaries throughout 2006, the committee considered peer data as compiled and reported internally and by consultants including Sandler O'Neill & Partners, L.P. and Clark Consulting.

The executive & compensation committee also periodically reviews director compensation. This oversight may be done in conjunction with or as delegated to the corporate governance committee or the full board of directors.

Audit Committee

The audit committee is responsible for assisting the board of directors with oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of our internal accounting function and independent auditors. The audit committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an "audit committee" for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of the audit committee are Messrs. Smith (Chair), Breipohl, Ganim and Sullivan. The committee met eight times during 2006, which included seven meetings prior to the merger when the committee consisted of Messrs. Breipohl, Doty and Reinhardt.

Corporate Governance & Nominating Committee

Our board of directors has a corporate governance & nominating committee which consists of four directors. Messrs. McDonnell (Chair), Hejna, Smith and Sullivan are the current members of this committee. The corporate governance & nominating committee identifies individuals to become board members and selects, or recommends for the board's selection, director nominees to be presented for stockholder approval at the annual meeting of stockholders or to fill any vacancies. The corporate governance & nominating committee met two times in 2006 prior to merger when the committee consisted of Messrs. McDonnell, Shinkle and Sullivan. Since three members of this committee are standing for election at this annual meeting, the board of directors performed the nominating committee functions for this meeting.

Our board of directors has adopted a written charter for the corporate governance & nominating committee. The charter and principles are available on the company's website at www.centrue.com. Based upon the review described above under the section "Election of Directors", the board of directors has determined that each of the members of our corporate governance & nominating committee is independent under the applicable standards of the Nasdaq Stock Market.

The corporate governance & nominating committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the board of directors must send a written notice by mail, c/o corporate governance & nominating committee, Centrue Financial Corporation, 122 W. Madison, Ottawa, Illinois 61350, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the common stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the common stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation.

                                       5.

We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of Centrue Financial Corporation. Stockholder recommendations will be considered only if received no less than 120 days or no more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders. The corporate governance & nominating committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee.

The corporate governance & nominating committee seeks board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions they can make to the board in performing its oversight responsibilities. The corporate governance & nominating committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the corporate governance & nominating committee and our then current needs. We do not believe there would be any difference in the manner in which the committee evaluates nominees based on whether the nominee is recommended by a stockholder or not.

Code of Ethics

The Company has adopted a code of ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

          o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
          o Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications we make;
          o Compliance with applicable governmental laws, rules and regulations;
          o The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and
          o    Accountability for adherence to the code.

The code of ethics is available on the Company's website at www.centrue.com.

Stockholder Communications with the Board and Policy for Director Attendance at Annual Meetings

Our board of directors has a process for stockholders to send communications to the board of directors, its corporate governance & nominating committee or its audit committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the board of directors, its corporate governance & nominating committee or its audit committee or specific directors either by regular mail to the attention of the board of directors, its corporate governance & nominating committee, its audit committee or specific directors, at our principal executive offices at 122 W. Madison Street, Ottawa, Illinois 61350. All of these communications will be reviewed by our secretary (1) to filter out communications that our secretary deems, in his or her reasonable judgment, are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate committee or directors.

We expect and encourage all of our directors and nominees for election as directors to attend the annual meeting of stockholders, absent a compelling reason. All of our directors at the time of the 2006 annual meeting of stockholders, with the exception of Mr. Shinkle, attended that meeting.

                                       6.

Compensation of Directors

Pre-merger, each non-employee director earned a fee of $1,000 for each board meeting attended and $250 for each committee meeting attended. Additionally, each non-employee director received an annual retainer of $2,500, and the audit committee chairman received an additional annual retainer of $2,000. Each of our non-employee directors may also receive an annual grant of options to purchase shares of common stock under the Company's 2003 Stock Option Plan. The 2003 Stock Option Plan provides for annual formula grants to each of our directors of options to purchase shares of common stock with an exercise price of not less than 100% of the then current market price of the common stock on the date of the grant. Such previously issued options were exercisable over five years. During 2006, no stock options were granted. Effective November 13, 2006, each director of Centrue Financial Corporation became a director of Centrue Bank, with the exception of Mr. Shinkle. Post-merger, each non-employee director earned a fee of $1,750 for each Centrue Financial Corporation board meeting attended and $750 for each committee meeting attended. Each non-employee director also earned $1,500 for each Centrue Bank board meeting attended and $750 for each committee meeting attended. Beginning in 2007, each non-employee director of Centrue Financial Corporation will receive an annual retainer of $10,000, and each non-employee director of Centrue Bank will receive an annual retainer of $5,000. Additionally, the audit committee chairman will receive an annual retainer of $40,000.

Existing Equity Compensation Plans

The following table summarizes information about our equity compensation plans by type as of December 31, 2006.

                                           Equity Compensation Plan Information

--------------------------------------------------------------------------------------------------------------------------

                           Number of securities to                                       Number of securities remaining
                           be issued upon exercise     Weighted-average exercise       available for future issuance under
                           of outstanding options,        price of outstanding        equity compensation plans (excluding
     Plan category           warrants and rights      options, warrants and rights         securities in column (a))
                                     (a)                          (b)                                 (c)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation                485,974                     $18.5108                              85,000
plans approved by
stockholders (1)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation                  8,450                     $16.0625                                  --
plan not approved by
stockholders (2)
--------------------------------------------------------------------------------------------------------------------------
         Total                     494,424                     $18.4710                              85,000
--------------------------------------------------------------------------------------------------------------------------

(1) Includes shares issuable under the 1993 Stock Option Plan and shares issuable under the 2003 Stock Option Plan. The 1993 Stock Option Plan terminated April 12, 2003, therefore, no further stock options will be issued under this Plan. Also includes shares issuable under the pre-merger Centrue Equity Compensation plans. These plans were terminated as a result of the merger, therefore, no further stock options will be issued under these plans.

(2) Includes shares issued under the 1999 Non-qualified Stock Option Plan, The Company authorized 50,000 shares for issuance under the 1999 Option Plan. During 1999, 40,750 of these shares were granted and vested in three years. The options have an exercise period of ten years from the date of grant.

                       II.    APPROVAL OF STOCK OPTION PLAN

At the annual meeting, stockholders will be asked to approve the amendment and restatement of the Centrue Financial Corporation 2003 Stock Option Plan (the "Plan"). The board of directors unanimously adopted the Plan on December 19, 2002 and stockholders approved the Plan at their 2003 annual meeting. The executive and compensation committee unanimously approved the amendment and restatement of the Plan on February 23, 2007 and has recommended same for approval at the next board of directors meeting scheduled in April 2007. Awards of stock options and restricted stock under the amended and restated Plan may not be granted after December 19, 2112.

                                       7.

The following summary is subject to and limited in its entirety by the terms of the Plan, as amended and restated, the complete text of which is included as Exhibit A to this proxy statement.

The aggregate number of shares of the Company's common stock that may be issued and outstanding pursuant to the exercise of options or the grant of restricted stock under the Plan (the "Stock Pool") will not exceed 570,000 shares, which includes the 200,000 shares approved for issuance under the Plan as previously approved by stockholders and an additional 370,000 shares being made available for issuance under the amended and restated Plan. If the Company's stockholders do not approve the amendment and restatement of the Plan, the shares of the Company's common stock in the Stock Pool will not exceed 200,000 shares and all Plan awards will be subject to the terms and conditions of the Plan prior to its amendment and restatement. Shares of the Company's common stock which would have been issued pursuant to the exercise of a stock option, but are withheld as payment of the option price may be added back into the Stock Pool and reissued. Common shares covered by terminated, expired or forfeited options or restricted stock awards may also be added back to the Stock Pool. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, appropriate proportionate adjustments will be made to both the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Stock Pool, the exercise price, and number of common shares associated with an outstanding option or restricted stock award. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company's common stock or securities convertible into or exchangeable for shares of the Company's common stock.

Purpose and Eligibility

The purpose of the Plan is to advance the interests of the Company and its stockholders by helping the Company and its subsidiaries attract and retain the services of highly qualified employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such employees, officers and directors and aligning their interests with those of stockholders.

The objectives of the Plan will be accomplished by the granting of stock option awards, restricted stock awards and stock appreciation rights awards to selected key employees, officers and directors. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), restricted stock awards and stock appreciation rights ("SARs"). Directors who are not also employees of the Company or a subsidiary of the Company shall only be eligible for the grant of NSOs, restricted stock awards and SARs.

Eligible participants are defined in the Plan to mean employees, officers or directors of the Company or its subsidiaries. Eligible participants may be granted ISOs (except in the case of directors who are not also employees of the Company or a subsidiary of the Company), NSOs, restricted stock awards or SARs under the Plan if so selected by the Committee. Approximately 21 persons qualify as eligible participants at this time. The Committee currently anticipates that up to approximately 12 employees may be awarded stock option grants, restricted stock or stock appreciation rights under the Plan in 2007. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

Existing Equity Compensation Plans

In addition to the Plan, the Company currently maintains the Centrue Financial Corporation 1993 Stock Option Plan (the "1993 Stock Option Plan"), which the Company's board of directors adopted on February 18, 1993 and the stockholders of the Company approved on April 12, 1993 and the Centrue Financial Corporation 1999 Stock Option Plan (the "1999 Stock Option Plan"). The following table provides information regarding the number of shares of common stock subject to each of these plans as well as information regarding outstanding options to purchase the Company's common stock under the plans.

                                       8.

Equity Compensation Plan Information

--------------------------------------------------------------------------------------------------------------------------

                           Number of securities to                                       Number of securities remaining
                           be issued upon exercise     Weighted-average exercise       available for future issuance under
                           of outstanding options,        price of outstanding        equity compensation plans (excluding
     Plan category           warrants and rights      options, warrants and rights         securities in column (a))
                                     (a)                          (b)                                 (c)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation                485,974                     $18.5108                              85,000
plans approved by
stockholders
--------------------------------------------------------------------------------------------------------------------------

Equity compensation                  8,450                     $16.0625                                  --
plan not approved by
stockholders
--------------------------------------------------------------------------------------------------------------------------

         Total                      494,424                    $18.4710                              85,000
--------------------------------------------------------------------------------------------------------------------------


Administration of Plan

The executive and compensation committee (the "Committee") of the board of directors of the Company, provided that it is comprised solely of non-employee directors, shall generally serve as the administrative committee for the Plan and the board of directors of the Company shall have the authority to independently review and approve all decisions made by the Committee. The Committee may delegate such powers or duties to employees of the Company or its subsidiaries, as it deems appropriate. The Company's board of directors may from time-to-time remove members from the Committee and appoint their successors.

The Committee or the board of directors of the Company, as the case may be, will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and the Plan, and the specific limitations on such discretion set forth in the Plan:

1. to select and approve the persons to whom options or will be granted under the Plan from among the eligible participants, including the number of options and the amount of common stock available for purchase under such options so granted to each person;

2. to determine the period or periods of time during which options may be exercised or become exercisable, the option price and the duration of such options, the date on which options are granted, and other matters to be determined by the Committee in connection with specific option grants and option agreements as specified under the Plan;

3. to select and approve the persons to whom restricted stock awards will be made under the Plan from among the eligible participants and the number of shares of restricted stock to be subject to each award;

4. to determine the period or periods of time during which restricted Stock awards may vest, the date on which restricted stock awards are granted, and other matters to be determined by the Committee in connection with specific restricted stock awards and restricted stock agreements as specified under the Plan;

5. to select and approve the persons to whom SARs will be granted under the Plan from among the eligible participants and the terms of the SARs; and

6. to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan.

Except as otherwise provided in the Plan, the Committee will designate any option granted as either an ISO or as an NSO (as such terms are defined in the Plan). To the extent that the fair market value of common stock (as defined in the Plan), determined at the time the option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO.

                                       9.

Except as otherwise determined by the Committee, options, restricted stock awards and SARs will be deemed granted under the Plan only upon the execution and delivery of an option agreement by the option holder and a duly authorized officer of the Company. Unless the Committee determines that an agreement is unnecessary, options, restricted stock awards and SARs will not be deemed granted under the Plan merely upon the authorization of such grant by the Committee.

Amendment and Termination

The Committee may amend, and the board of directors of the Company may suspend or discontinue the Plan at any time, provided that: (i) no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common stock shares issuable under the Plan, or increase the maximum total number of common stock shares issuable to an eligible participant under the Plan; (ii) no action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose; and, (iii) no action of the Committee shall alter or impair any option or restricted stock shares previously granted or awarded under the Plan without the consent of such affected option holder.

Incentive Stock Options and Non-Qualified Stock Options

The Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company's common stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company's common stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company's common stock on the date of the grant. The fair market value shall mean the closing price of the Company's common stock for the trading day immediately preceding the date in question as reported in a publicly available newspaper or publication deemed reliable by the Committee, or if there is no closing price reported on such day, the reporting price on the next previous trading day for which a closing price is reported in such newspaper or publication. An option holder may pay all or a portion of the option price, and/or the tax withholding liability, if applicable, in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion. Subject to the Committee's discretion, an option holder may pay all or a portion of the option price, and/or the tax withholding liability, if applicable, by surrendering shares of Company common stock already owned or by withholding shares of common stock to be issued under the option being exercised. Subject to the Committee's discretion, the option holder may also pay all or a portion of the option price and/or the tax withholding liability by irrevocably authorizing a third party to sell shares of the Company's common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. To the extent that shares of common stock are sold by a third party as payment of all or a portion of the option price of an ISO, the sale will be treated as disqualifying disposition thus subjecting the exercise to immediate tax consequences. See "Certain Federal Income Tax Consequences" below.

The period during which an option may be exercised shall be determined by the Committee at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries in which case the option period will not exceed five years from the date of grant.

To the extent not previously exercised, each ISO will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Committee, each ISO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than cause, death or disability; (ii) immediately upon the eligible participant's termination of employment for cause; or (iii) one year after the date that the option holder ceases to be an eligible participant by reason of such person's death or disability.

                                      10.

To the extent not previously exercised, each NSO will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Committee, each NSO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than cause, death or disability; (ii) immediately upon the eligible participant's termination of employment for cause; or (iii) one year after the date that the option holder ceases to be an eligible participant by reason of such person's death or disability.

Restricted Stock Awards

The Plan authorizes the grant of restricted stock awards which award shares of Company common stock to the recipient. The recipient becomes vested and the shares of restricted stock become nonforfeitable pursuant to the terms and conditions of the restricted stock agreement. The Committee has the authority to establish the terms and conditions of restricted stock awards, including the period over which such awards will vest and become nonforfeitable. To the extent that an eligible participant has not become vested in shares of Company common stock subject to a restricted stock award prior to termination of employment, death or disability, the eligible participant, subject to the Committee's discretion, shall forfeit such shares.

Stock Appreciation Rights

SARs may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the SAR but not both. SARs may also be granted independently of a related option. In the event of a grant with a related stock option, the SAR shall be subject to the terms and conditions of the related option. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of Company common stock to which the SAR relates over the fair market value of such number of shares of Company common stock at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in shares of Company common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

Transferability; Dividend and Voting Rights; Withholding

The terms of the Plan provide that ISOs are not transferable other than by will or the laws of descent and distribution. NSOs may not be transferred other than by will, the laws of descent and distribution, or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Internal Revenue Code of 1986. Options will be exercisable only by the eligible participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by the Plan. Holders of ISOs or NSOs shall have no dividend rights or voting rights until the options have been exercised.

SARs and shares of restricted stock shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee. SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment

The Plan provides that recipients of options, restricted stock and SARs pay all required local, state and federal withholding taxes associated with the exercise of such options in cash or such other consideration as the Committee permits in its discretion. Subject to the Committee's approval, the eligible participant's withholding obligation may be satisfied by the withholding of share of stock subject to options being exercised or restricted stock becoming vested.

Change in Control

Unless otherwise provided in an option agreement or a restricted stock agreement, in the event of a change in control of the corporation or a liquidation or dissolution of the corporation, on the effective date of such change in control, all options shall become fully exercisable and eligible participants shall become vested in all restricted stock awards.

                                      11.

For purposes of the Plan, a change of control of the Company shall have occurred:

         (i) on the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), to acquire voting stock of the Company if:

                  (1) after giving effect to such offer such corporation, person, or other entity or group would own 50 percent or more of the voting stock of the Company;

                  (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                  (3) such corporation, person, or other entity or group has secured all required regulatory approvals to own or control 50 percent or more of the voting stock of the Company;

         (ii) if the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly-owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), and such definitive agreement is consummated;

         (iii) if any corporation, person, or other entity or group (other than the Company or any of its wholly-owned subsidiaries) becomes the beneficial owner (as defined in the Company's Articles of Incorporation) of stock representing 50 percent or more of the voting stock of the Company; or

         (iv) if during any period of two consecutive years continuing directors cease to comprise a majority of the Company's board of directors.

Certain Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

The discussion of federal income tax consequences set forth below is included for informational purposes only. The discussion is based on currently existing provisions of the code, existing or proposed treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. Each participant in the Plan should consult his or her tax advisor regarding specific tax consequences including the application and effect of state and local tax laws.

Incentive Stock Options. ISOs granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability) if the option holder does not dispose of common stock received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a "Disqualifying Disposition"), and if the option holder has continuously been an eligible participant from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability) (hereinafter referred to as the "Employment Requirement"). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common stock acquired pursuant to an ISO are disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition.

                                      12.

Disposition of common stock acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common stock acquired pursuant to an ISO, will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

Pursuant to the Code and the terms of the Plan, the Committee will designate all options granted under the Plan as either ISOs or NSOs. To the extent that the fair market value of the Company's common stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the Plan as an NSO.

Non-Qualified Stock Options. For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company's common stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder's basis in shares of the Company's common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

Restricted Stock. Restricted stock will generally cause the eligible participant to recognize taxable ordinary income pursuant to the rules of Section 83 of the Code. Accordingly, unless otherwise elected by the eligible participant, shares of restricted stock granted under the Plan will generally cause the eligible participant to recognize taxable ordinary income in the amount equal to the fair market value Company common stock when such stock vests and is no longer subject to a substantial risk of forfeiture. The eligible participant may elect to recognize taxable ordinary income within 30 days following the restricted stock award. In the case of such an election (an "83(b) Election") the eligible participant recognizes taxable ordinary income equal to the fair market value of Company common stock subject to the restricted stock award. Following an 83(b) election, if the eligible participant sells the restricted stock after the stock is no longer subject to a substantial risk of forfeiture, the eligible participant generally recognizes income taxable at capital gains rates. The amount of such income is generally the amount received by the eligible participant upon the disposition of restricted stock less the amount of income realized by the eligible participant upon making the 83(b) Election. In the event that (i) the value of restricted stock decreases from the time of an 83(b) election to the date of disposition of the restricted stock; or (ii) the eligible participant forfeits the shares of restricted stock following an 83(b) Election, then the eligible participant may generally offset other capital gains by the amount of loss realized on such disposition or forfeiture.

Stock Appreciation Rights. Upon the exercise of a SAR, the excess of the then fair market value of the number of shares of Company common stock to which the SAR relates over the fair market value of such number of shares of Company common stock at the date of grant of the SAR or of the related option, as the case may be, will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the grantee of the SAR. In the event the SAR grantee receives shares of the Company's common stock upon exercise of a SAR, the grantee's basis in such stock will equal the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

Pursuant to the terms of the Plan, the Committee will require any recipient of common stock upon the exercise of an NSO or a SAR to pay the Company in cash or in such other form as the Committee may determine in its discretion, the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

                                      13.

Performance-Based Compensation -- Section 162(m) Requirement

The Plan is intended to preserve the Company's tax deduction for certain awards made under the Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE
    "FOR" THE APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2003 STOCK
                                   OPTION PLAN


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2007, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

The following table is based on information supplied to us by the directors, officers and stockholders described above. The Company has determined beneficial ownership in accordance with the rules of the SEC. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of March 1, 2007 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 6,470,840 shares outstanding as of March 1, 2007. Unless otherwise indicated, the address for each person listed below is 122 W. Madison Street, Ottawa, Illinois 61350.

            Name of Individual or                 Amount and Nature of            Percent
       Number of Individuals in Group           Beneficial Ownership(1)(2)        of Class
       ------------------------------           --------------------------        --------
5% Stockholders

Wayne W. Whalen                                           871,902(3)                13.3%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606

Jeffrey L. Gendell                                        636,225(4)                 9.8%
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830

Directors and Nominees

Richard J. Berry                                           46,411(5)                   *
Walter E. Breipohl                                         41,829                      *
Thomas A. Daiber                                          105,337(6)                 1.6%
Randall E. Ganim                                           18,077(7)                   *
Michael A. Griffith                                        86,977(8)                 1.3%
Michael J. Hejna                                           44,078(9)                   *
Dennis J. McDonnell                                       674,009(10)               10.3%
John A. Shinkle                                            32,499(11)                  *
Mark L. Smith                                              42,504(12)                  *
Scott C. Sullivan                                          35,468(13)                  *

                                      14.

            Name of Individual or                 Amount and Nature of            Percent
       Number of Individuals in Group           Beneficial Ownership(1)(2)        of Class
       ------------------------------           --------------------------        --------
Other Named Executive Officers

J. David Conterio                                             153(14)                  *
Ricky R. Parks                                             18,949(15)                  *
Everett J. Solon                                           63,635(16)                  *
Kurt R. Stevenson                                          21,711(17)                  *

All directors and all executive officers                1,264,356(18)               18.4%
as a group (23 persons)

-----------------------
* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Amounts shown include shares obtainable as of March 1, 2007 (or obtainable within 60 days of March 1, 2007) through the exercise of options to purchase shares of common stock granted under the Company's stock option plans as follows: Mr. Berry - 21,500 shares; Mr. Breipohl
         - 21,500 shares; Mr. Daiber - 56,400 shares; Mr. Ganim - 6,000 shares; Mr. Griffith - 54,000; Mr. Hejna - 18,000; Mr. McDonnell - 7,500 shares; Mr. Shinkle - 21,500; Mr. Smith - 24,000 shares; Mr. Sullivan - 21,500 shares; Mr. Parks - 9,000 shares; Mr. Solon - 21,807 shares and Mr. Stevenson - 14,362 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) Includes shares held by Mr. Whalen's wife, Paula Wolff, Mr. Whalen's children, the WPW Family Foundation and WPW Associates, L.P., a family limited partnership, with shared voting and investment power over such shares. The amount above also includes approximately 86,021 shares which are issuable upon the conversion of 1,381 shares of Centrue Financial Corporation convertible preferred stock held by Mr. Whalen.

(4) Includes shares held with affiliates, Tontine Financial Partners, L.P. and Tontine Management, L.L.C.

(5) Includes 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over which shares Mr. Berry has shared voting and investment power.

(6) Includes 16,968 shares held jointly by Mr. Daiber and his spouse and 1,440 shares held in an individual retirement account for the benefit of his spouse, over which shares Mr. Daiber has shared voting and investment power. Also includes 2,763 shares held by Mr. Daiber in his 401(k) plan.

(7)      All shares are held jointly by Mr. Ganim and his spouse.

(8)      Includes 25,777 shares held jointly by Mr. Griffith and his spouse.

(9)      Includes 5,000 shares held jointly by Mr. Hejna and his spouse.

(10) Includes shares held jointly by Mr. McDonnell and his wife over which voting and dispositive power is shared. Also includes shares held in trust for which Mr. McDonnell is trustee. The amount above also includes approximately 86,021 shares which are issuable upon the conversion of 1,381 shares of Centrue Financial Corporation convertible preferred stock held by Mr. McDonnell. Mr. McDonnell's address is 815 Jackson Avenue, River Forest, Illinois 60305.

                                      15.

(11) Includes 100 shares held by Mr. Shinkle's spouse, over which Mr. Shinkle has no voting or investment power. Also includes 4,220 shares held in trust for which Mr. Shinkle serves as trustee and 1,500 held in an investment club, over which Mr. Shinkle has voting and investment power.

(12) Includes 480 shares held by Mr. Smith's spouse, over which Mr. Smith has no voting or investment power. Also includes 1,692 shares held jointly by Mr. Smith and his spouse, over which he has shared voting and investment power and 3,840 shares held in a trust in which Mr. Smith serves as trustee with respect to which he has sole voting and investment power. However, he does not have any financial interest over those shares and disclaims any beneficial interest.

(13) Includes 1,000 shares held by Mr. Sullivan jointly with his spouse, 1,687 shares held by Mr. Sullivan's wife and 1,000 shares held by members of Mr. Sullivan's family, over which shares Mr. Sullivan has shared voting and investment power.

(14) All shares were allocated to Mr. Conterio under the employee stock ownership plan.

(15)     Includes 9,949 shares held by Mr. Parks in his 401(k) plan.

(16) Includes 9,695 shares held jointly by Mr. Solon with his spouse and 259 shares held by Mr. Solon in his 401(k) plan and 25,834 shares allocated to Mr. Solon under the employee stock ownership plan.

(17) Includes 425 shares held by Mr. Stevenson jointly with his spouse, over which shares Mr. Stevenson has shared voting and investment power. Also includes 668 shares held by Mr. Stevenson in his 401(k) plan and 5,956 shares allocated to Mr. Stevenson under the employee stock ownership plan.

(18)     Footnotes (2) and (5) through (17) are incorporated herein.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2006, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2006, with the exception of Mr. Shinkle who failed to file one Form 4 reporting one transaction in connection with the purchase of Company common stock through a broker-maintained dividend reinvestment plan and Messrs. Stevenson and Yeoman who each failed to timely file one Form 4 reporting stock options granted to them.


Report of Executive & Compensation Committee

The executive & compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2006 with management. Based on the review and discussions, the executive & compensation committee recommended to the board of directors that the CD&A be included in the Company's annual report on Form 10-K for the year ended December 31, 2006 and the Company's 2007 proxy statement for filing with the SEC.


                                  Respectively Submitted,
                                  Year 2006 Executive & Compensation Committee

                                  Michael A. Griffith, Chair
                                  Michael J. Hejna
                                  Dennis J. McDonnell
                                  John A. Shinkle

Executive & Compensation Committee Interlocks

The members of the executive & compensation committee are set forth in the preceding section. There are no members of the executive & compensation committee who were officers or employees of the Company, former officers of the Company or its subsidiaries or had any relationship otherwise requiring disclosure here.

                                      16.

                      COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The executive & compensation committee's principal responsibilities include acting upon matters delegated to the committee by the full board and ensuring the alignment of compensation with the strategic objectives of the organization.

The executive & compensation committee recognizes that the Company's success that has been attained over time has been earned largely through the selection, training and development of top caliber executive, managerial, and professional talent. Ongoing investment in human capital is expected to produce favorable long-term returns to our customers and shareholders by offering extensive and progressive services that provide a unique and pleasant banking experience to an ever-growing customer base.

The Company has positioned itself for future growth that is dependent upon its ability to continue to improve operational efficiencies, offer comprehensive financial products and services, and enhance technological capabilities. Critical to this ongoing success is that executives continue to be among the most highly qualified and talented professionals available in their respective areas of expertise, when compared to a peer group that represents competition for business and talent.

The Company believes successful compensation programs link business and compensation strategies with thought processes that address a broad array of program influences. This approach to strategy is a core value as it relates to how the Company competes with other organizations while meeting the needs of its customers.

Elements of Compensation and Determination of Payments

The executive & compensation committee annually reviews and approves goals and objectives relevant to the compensation and benefits package of the chief executive officer and other executive officers of the organization. Executive officers shall, for the purposes of the committee's oversight, include those individuals who are the annually named executive officers of the Company.

In determining the compensation and benefits of our executive officers, the following factors are generally taken into consideration: the performance of the executive officers in achieving short and long-term goals; payment of compensation commensurate with the ability and expertise of the executive officers; and payment of compensation that is competitive with similar companies. The committee considers the foregoing factors, as well as others, in determining the compensation and benefits plans of our executive officers.

In the course of determining base salaries and total compensation for our executive officers, the committee reviews data for institutions which are deemed to be the Company's peer group. In determining base salaries throughout 2006, the committee considered peer data as compiled and reported internally and by consultants including Sandler O'Neill & Partners, L.P. and Clark Consulting.

The following elements include factors that will be considered when reviewing executive officer compensation and benefits: base salary, bonus, long-term incentives, officer benefits, retirement plan funding, perquisites and group insurance benefits.

The following is a general description of how each of these elements applies to our executive officers.

Base Salary - In determining the base salary of executive officers, the executive & compensation committee defines base salary as the annualized regular cash compensation of an employee, excluding bonus awards, Company contributions to employee benefits plans, or other compensation not designated as salary. The executive & compensation committee considers the individual job performance of the executive officers, as well as overall corporate performance, and the average salaries as published by our peers and other third party consultants. Base salaries are generally reviewed and considered for adjustment on an annual basis, unless circumstances exist in which the executive is assuming a scope and degree of responsibilities materially greater or lesser than the executive's present duties, or it is deemed that an adjustment is needed to meet marketplace demands.

                                      17.

Short-Term Incentive Compensation (Cash Bonus) -The short-term incentive compensation program is intended to sustain management's focus on the corporation's requirement for strategic long-range planning by encouraging attainment of the annual profitability goals. The plan is designed to attract, develop, retain and reward well-qualified management and executive staff.

Each year, the executive & compensation committee approves participants for the program and corresponding rewards tiers ranging up to 50% of base salary, commensurate with the responsibility level of each position. Eligible rewards, including those of the chief executive officer, are based on both personal goals and corporate performance. A minimum threshold must be met before any rewards are paid, and all rewards are subject to final approval by the board of directors. Personal goals are set jointly by the participant and Company management and are comprised of tactical initiatives to be completed within the period that can ultimately advocate the successful completion of long-range strategic initiatives.

Long-Term Incentive Compensation - The Company's primary long-term incentive vehicle is stock options. Inclusion in the Company's long-term incentive program is based on the recommendation of the chief executive officer and the executive & compensation committee, and is approved by the board of directors. No specific formula is used in determining the amount and frequency of long-term incentives. However, the committee considers factors such as earnings per share, return on equity and total return to shareholders and generally reserves long-term incentive grants to motivate and reward extraordinary performance that may positively impact the Company's long-term objectives. The Company has approved amendments to its stock option plan to, among other things, permit the awards of restricted stock in addition to the grant of stock options (see [Disclosure of Stock Option Plan] section).

Officer Benefits - Officer benefits programs focus on two general types of officer benefits: nonqualified retirement benefits and officer life insurance. The Company does not currently have any non-qualified retirement benefits for its officers. Several officers, not including our chief executive officer, are currently covered by a bank owned life insurance (BOLI) policy. A small group of officers with BOLI are also covered by a split dollar plan which, subject to the achievement of certain conditions, pays out a portion of death benefits to the executives' named beneficiaries.

Retirement Benefits- The executive & compensation committee considers various benefits, including retirement benefits, in determining compensation. In October of 2006, the Company made a final pro-rated annual contribution to and then terminated its employee stock ownership plan. The primary remaining retirement vehicle is the Company's 401(k) plan. The 401(k) plan holds a safe harbor status and allows eligible participants to defer compensation up to annual IRS limits. In 2006, all eligible participants received a safe harbor contribution equal to 4% of their total eligible compensation regardless of whether and to what extent salary deferrals were elected.

Company executives participate in retirement plan programs in a manner consistent with plan provisions covering other employees. Currently, the Company does not provide executives with any supplemental executive retirement plan benefits.

Perquisites - Executive officers may have a limited number of perquisites made available to them. The main perquisites that may be offered are country club memberships, reimbursement of business expense and employment or change-in-control agreements. A detailed explanation of employment agreements is provided in the section designated as Employment Agreements and Other Arrangements.

Group Insurance Benefits- The Company offers a comprehensive employee benefits package for all eligible employees which includes group health, dental, vision, life, dependent life, short and long-term disability insurance and a flexible spending account plan. Executive officers are afforded the same participation and rewards terms as all other eligible staff.

Total Rewards - The Company considers compensation a single package consisting of the parts described in this statement. When viewed in this manner, the organization is positioned to: 1) establish specific goals for each form of compensation, 2) project funding requirements consistent with the Company's business strategies, and 3) administer the program with predetermined goals as a guide. Assuming strategic goals are met, the combined total rewards would be expected to be comparable to similarly sized banks within the Company's market area.

                                      18.

                             Executive Compensation

The following table shows the compensation earned by the chief executive officer, chief financial officer and the three other most highly compensated executive officers in 2006.

                                                     Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Change in
                                                                                                Pension
                                                                                               Value and
                                                                                                  Non-
                                                                                               qualified
                                                                                                Deferred
Name and                                                                         Non-Equity     Compen-
Principal                                                Stock        Option   Incentive Plan   sation       All Other
Position              Year      Salary       Bonus       Awards       Awards    Compensation    Earnings    Compensation     Total
                                 ($)          ($)          ($)          ($)          ($)           ($)           ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
Thomas A              2006  $    289,712    $   60,000      --      $   63,793        --            --      $      7,938  $  421,443
Daiber

President &
Chief Executive
Officer (1)
------------------------------------------------------------------------------------------------------------------------------------
Scott A               2006  $    185,872    $    8,800      --              --        --            --      $     15,463  $  210,135
Yeoman

Former
President &
Chief Executive
Officer (2)
------------------------------------------------------------------------------------------------------------------------------------
Kurt R                2006  $    147,687    $   59,405      --      $   33,900        --            --      $     11,044  $  204,991
Stevenson

Senior
Executive Vice
President &
Chief Financial
Officer, Interim
Chief Operating
Officer (3)
------------------------------------------------------------------------------------------------------------------------------------
Everett J             2006  $    144,500    $   34,680      --      $   11,606        --            --      $     13,381  $  204,167
Solon (4)

Market
President
------------------------------------------------------------------------------------------------------------------------------------
J. David              2006  $    142,188    $   27,075      --              --        --            --      $      9,399  $  178,662
Conterio (5)

EVP/Head of
Wealth
Management
------------------------------------------------------------------------------------------------------------------------------------
Ricky R               2006  $    135,000    $   17,152      --      $    8,750        --            --      $      5,340  $  166,242
Parks (6)

Market
President
------------------------------------------------------------------------------------------------------------------------------------

(1) Information disclosed in this table for Mr. Daiber includes compensation earned under the former Centrue in the first 10.5 months of 2006. Mr. Daiber was granted 12,500 stock options in association with his employment agreement in July of 2006. Options are subject to a 5-year graded vesting schedule. Stock option values are based on the Black-Scholes model assuming a five-year option life. Mr. Daiber's All

                                      19.

         Other Compensation figure of $7,938 represents the dollar value of employer contributions to his 401(k) account for 2006 for both the pre-merger and post-merger entities.

(2) Mr. Yeoman's All Other Compensation figure represents $10,579 of employer contributions to his 401(k) account and $4,884 of employer contributions to his ESOP account.

(3) Mr. Stevenson was granted 7,500 stock options in association with his employment agreement in July of 2006. Stock option values are based on the Black-Scholes model assuming a five-year option life. Mr. Stevenson's All Other Compensation figure represents $7,556 of employer contributions to his 401(k) account; $3,310 of employer contributions to his ESOP account and $178 of imputed income related to Mr. Stevenson's split dollar bank-owned life insurance (BOLI) policy.

(4) Stock option values are based on the Black-Scholes model assuming a five-year option life. Mr. Solon's All Other Compensation figure represents $7,245 of employer contributions to his 401(k) account; $3,229 of employer contributions to his ESOP account for 2006 and $1,582 of imputed income related to Mr. Solon's split dollar bank-owned life insurance (BOLI) policy.

(5) Mr. Conterio's All Other Compensation figure represents $6,468 of employer contributions to his 401(k) account and $2,931 of employer contributions to his ESOP account for 2006.

(6) Mr. Parks was granted 5,000 stock options in association with his employment agreement in July of 2006. Stock option values are based on the Black-Scholes model assuming a five-year option life. Mr. Parks' All Other Compensation figure represents $5,340 of employer contributions to his 401(k) account.

Employment Agreements and Other Arrangements

We are not a party to any employment agreements with our executive officers named in the compensation table, except for the following:

The post-merger Centrue entered into employment agreements with Thomas A. Daiber and Kurt R. Stevenson on June 30, 2006. Except as described below, each agreement is substantially identical. Initially the agreements are effective for a three-year term. On the second anniversary of the agreements' effective date, the term will be extended an additional day so that the term is always one year, unless either party gives written notice of non-renewal to the other party.

The agreement for Mr. Daiber provides for an annual base salary of not less than $290,000. Additionally, Mr. Daiber will have the opportunity to receive an annual performance bonus of up to 50% of his base salary. The agreement also provided for the award of incentive stock options to Mr. Daiber, and on July 7, 2006 Mr. Daiber was awarded options to purchase equal to 12,500 shares of Centrue stock after the merger. Mr. Daiber is entitled to not less than twenty-three days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees.

The agreement for Mr. Stevenson provides for an annual base salary of $170,000. Additionally, Mr. Stevenson will have the opportunity to receive an annual performance bonus of up to 30% of his base salary. The agreement also provided for the award of incentive stock options to Mr. Stevenson, and on July 7, 2006 Mr. Stevenson was awarded options to purchase equal to 7,500 shares of Centrue stock after the merger. Mr. Stevenson is entitled to not less than twenty-three days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees.

The employment agreements include customary provisions prohibiting the executive from competing and other activities that would be harmful to the Company. Payments under the employment agreements will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws.

                                      20.

On January 31, 2007, the Company entered into employment agreements with Everett
J. Solon and Ricky R. Parks. Except as described below, each agreement is substantially identical. Initially the agreements are effective for a two-year term for Mr. Solon and a one-year term for Mr. Parks. On the first anniversary of the date the agreements become effective, the term may be extended for one or more additional years by resolution of the board of directors.

Mr. Solon's agreement specifies a minimum base salary of $152,000. He will have the opportunity to receive annual performance bonuses of up to 25% of his base salary and is entitled to not less than twenty-five days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees.

Mr. Solon received a grant of 5,000 stock options to be vested over a five-year period in association with his employment contract.

The employment agreement includes customary provisions prohibiting Mr. Solon from competing and other activities that would be harmful to the Company. Payments under the employment agreement will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws.

Mr. Parks' agreement specifies a minimum base salary of $142,000. He will have the opportunity to receive annual performance bonuses of up to 25% of his base salary and is entitled to not less than twenty-five days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees.

Mr. Parks was granted 5,000 stock options in association with a previous employment agreement in July of 2006, subsequently replaced by the January 2007 agreement. No additional options were issued with the January 2007 agreement for Mr. Parks.

The employment agreement includes customary provisions prohibiting Mr. Parks from competing and other activities that would be harmful to the Company. Payments under the employment agreement will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws.

Descriptions of any potential post-termination payments are disclosed in the section titled Other Potential Post-Employment Payments.

Compensation of the Chief Executive Officer

During the first 10 months of 2006, Scott A. Yeoman served as the chief executive officer of UnionBancorp, Inc. Mr. Yeoman joined the organization on June 13, 2005, and the terms of his employment, including an initial base salary of $220,000, were established through negotiations with the board of directors. This base salary remained in effect for Mr. Yeoman through his departure date in October of 2006.

In July of 2006, a special bonus in the amount of $8,800 or 4% of his annual salary was paid to Mr. Yeoman. He, along with other select officers, did not receive an annual salary increase at the start of 2006. Instead, it was agreed upon by management and the board of directors that these individuals would receive a lump-sum equivalent to 4% of annual salary if the Company met its financial targets for the first six months of 2006.

Since Mr. Yeoman terminated his employment prior to the end of the plan year, Mr. Yeoman forfeited his 2006 annual bonus.

The long-term incentive vehicle historically used by the Company is stock options. Eligible participants include all holding company directors and certain officers of the Company, including the chief executive officer. The original stock option plan was approved by shareholders in 1993, and the 2003 Stock Option Plan was presented and approved by stockholders in 2003. Mr. Yeoman received a stock option grant of 10,000 shares in July of 2006 as part of his employment agreement in contemplation of the merger. Those options were forfeited upon Mr. Yeoman's resignation, as explained in detail in the Summary Compensation Table of Executive Compensation.

                                      21.

Mr. Yeoman was eligible for participation in all Company-sponsored benefits programs in 2006, including the Company's group health coverage, group-term life insurance coverage, and Company-sponsored retirement programs including the UnionBancorp, Inc. 410(k) and Profit Sharing Plan and the UnionBancorp, Inc. Employee Stock Ownership Plan.

Mr. Yeoman did not receive any compensation associated with a car allowance, but did receive country club dues in the amount of $1,450 during the time in which he was actively employed with UnionBancorp in 2006.

Since Mr. Yeoman's resignation came less than one month before the merger consummated, UnionBancorp did not name a chief executive officer during the interim period.

Effective as of the merger date of November 13, 2006, Thomas A. Daiber was appointed the president and chief executive officer for the new Centrue Financial Corporation.

During the first 10 months of 2006, Mr. Daiber served as the chief executive officer of the pre-merger Centrue. The terms of his employment, including a base salary of $290,000, were established by the board of directors. This base salary remained in effect with the post-merger Centrue and throughout the remainder of 2006.

Mr. Daiber was granted 12,500 stock options in association with his employment agreement in July of 2006 in anticipation of the merger. Mr. Daiber received no additional long-term incentives under the post-merger Centrue, as explained in detail in the Summary Compensation Table of Executive Compensation.

Under both the pre-merger Centrue and the post-merger Centrue, Mr. Daiber was eligible for participation in all Company-sponsored benefits programs in 2006, including the Company's group health coverage, group-term life insurance coverage, and Company-sponsored retirement programs including the Centrue Financial Corporation 410(k) and Profit Sharing Plan.

Mr. Daiber did not receive any compensation associated with a car allowance or country club dues.

In February of 2007, Mr. Daiber received a bonus for year 2006 performance in the amount of $60,000.

The compensation and benefits package for 2006 for Mr. Yeoman and Mr. Daiber in association with their time served in the capacity of chief executive officer of the Company was approved by the Company's board of directors and was commensurate with their knowledge, skills and abilities, as supported by their professional experience and accomplishments, as well as the Board's belief in each to successfully lead the organization. The executive & compensation committee has reviewed all components of the total compensation package of the chief executive officer and the other named executive officers in this proxy statement and believes them to be reasonable and not excessive.

In addition to determining the initial compensation and benefits package for the chief executive officer, annually, the executive & compensation committee evaluates four primary areas of performance in determining the chief executive officer's level of compensation. Changes to the base salary, cash bonus, long-term rewards and other benefits of the chief executive officer are based on:

     o    long-range strategic planning and implementation;
     o    the Company's financial performance
     o compliance with regulatory requirements and relations with regulatory agencies; and
     o the individual's effectiveness of managing relationships with stockholders and the board of directors.

                                      22.

When evaluating the Company's financial performance, the executive & compensation committee considers profitability, asset growth, asset quality and risk management. The primary evaluation criteria are considered to be essential to our long-term viability and are given equal weight in the evaluation. Finally, the executive & compensation committee reviews compensation packages of peer institution, as well as compensation surveys provided by independent third parties, to ensure that the chief executive officer's compensation is competitive and commensurate with his level of performance.

                                               Grants of Plan-Based Awards

        ---------------------------------------------------------------------------------------------------------
                                                      All Other Option
                                                       Awards: Number
                                                       of Securities       Exercise or Base     Grant Date Fair
                                                         Underlying        Price of Option     Value of Stock and
                Name               Grant Date (4)         Options              Awards            Option Awards
                                                            (#)                ($/Sh)                 ($)
        ---------------------------------------------------------------------------------------------------------
        Thomas A. Daiber(1)          07/07/2006              12,500           $  19.58             $  244,750

        ---------------------------------------------------------------------------------------------------------
        Kurt R. Stevenson(2)         07/07/2006               7,500           $  19.60             $  147,000

        ---------------------------------------------------------------------------------------------------------
        Ricky R. Parks(3)            07/07/2006               5,000           $  19.58             $   97,900

        ---------------------------------------------------------------------------------------------------------

(1) Mr. Daiber was granted 12,500 options in association with his employment contract. The exercise price for Mr. Daiber's options reflects the end of day close price of the pre-merger Centrue as of the grant date, adjusted to reflect the 1.2 exchange ratio.

(2) Mr. Stevenson was granted 7,500 options in association with his employment contract. The exercise price for Mr. Stevenson's options reflects the end of day close price of the former UnionBancorp as of the grant date.

(3) Mr. Parks was granted 5,000 options in association with his employment contract. The exercise price for Mr. Parks' options reflects the end of day close price of the former Centrue as of the grant date, adjusted to reflect the 1.2 exchange ratio.

(4) All options granted on July 7, 2006 were qualified options subject to a five-year graded vesting schedule in which options vest 20% per year.

                                       23.

                                          Outstanding Equity Awards at Fiscal Year-End

-------------------------------------------------------------------------------------------------------------------------------

                                   Option Awards                                                Stock Awards
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Equity
                                                                                                                    Incentive
                                                                                                         Equity        Plan
                                                                                                       Incentive      Awards:
                                             Equity                                                       Plan       Market or
                                            Incentive                                                    Awards:      Payout
                Number of                     Plan                                                      Number of    Value of
                Securities    Number of      Awards:                            Number      Market      Unearned     Unearned
                Underlying    Securities    Number of                          of Shares   Value of      Shares,      Shares,
                Unexercised   Underlying   Securities                          or Units    Shares or    Units or     Units or
                  Options     Unexercised   Underlying                         of Stock    Units of      Other         Other
                               Options     Unexercised   Option                That Have  Stock That   Rights That  Rights That
                Exercisable       Un-       Unearned     Exercise    Option       Not       Have Not    Have Not      Have Not
                    (1)       exercisable   Options       Price    Expiration   Vested      Vested       Vested       Vested
   Name             (#)           (#)          (#)        ($)(2)      Date        (#)         ($)         (#)           ($)
-------------------------------------------------------------------------------------------------------------------------------
Thomas A.          24,000         ---          ---      $21.8800   10/09/2013     ---         ---         ---           ---
Daiber             18,000         ---          ---       22.9200   10/19/2014
                   14,400         ---          ---       22.5000   12/29/2012
                      ---          12,500      ---       19.5800   07/07/2013

-------------------------------------------------------------------------------------------------------------------------------
Kurt R.               300         ---          ---       13.0000   02/14/2007     ---         ---         ---           ---
Stevenson             500         ---          ---       18.5000   02/16/2008
                      500         ---          ---       15.0000   02/11/2009
                      100         ---          ---       16.0625   11/18/2009
                    2,935         ---          ---       11.7500   02/15/2011
                    2,935         ---          ---       14.2500   02/20/2012
                    2,392         ---          ---       15.0900   12/19/2012
                    5,000         ---          ---       20.3000   06/16/2015
                      ---           7,500      ---       19.6000   07/07/2013

-------------------------------------------------------------------------------------------------------------------------------
Everett J.          1,000         ---          ---       13.0000   02/14/2007     ---         ---         ---           ---
Solon               3,000         ---          ---       18.5000   02/16/2008
                    3,500         ---          ---       15.0000   02/11/2009
                      100         ---          ---       16.0625   11/18/2009
                    3,196         ---          ---       11.7500   02/15/2011
                    4,076         ---          ---       14.2500   02/20/2012
                    2,935         ---          ---       15.0900   12/19/2012
                    5,000         ---          ---       20.3000   06/16/2015

-------------------------------------------------------------------------------------------------------------------------------
Ricky R.            2,400         ---          ---       23.3100   01/20/2011     ---         ---         ---           ---
Parks               1,200         ---          ---       22.9200   10/19/2011
                    5,400         ---          ---       21.7400   09/01/2015
                      ---           5,000      ---       19.5800   07/07/2013

-------------------------------------------------------------------------------------------------------------------------------

(1) All outstanding stock options for the pre-merger Centrue and the pre-merger UnionBancorp were vested up to 100% at the time of the merger with the exception of those options issued in July of 2006 associated with employment contracts. Options issue in July of 2006 for Messrs. Daiber, Stevenson and Parks are subject to a five-year graded vesting schedule in which options vest at 20% per year beginning on November 13, 2007 the first anniversary of the merger.

(2) Exercise prices for stock options issued by the pre-merger Centrue have been adjusted to reflect the 1.2 exchange ratio.

                                      24.

                                          Option Exercises and Stock Vested

        -----------------------------------------------------------------------------------------------------
                                                      Option Awards                    Stock Awards

        -----------------------------------------------------------------------------------------------------
                       Name                   Number of                        Number of
                                                Shares                           Shares
                                               Acquired     Value Realized      Acquired     Value Realized
                                             on Exercise      on Exercise      on Vesting      on Vesting
                                                 (#)              ($)             (#)              ($)
        -----------------------------------------------------------------------------------------------------
        Thomas A. Daiber (1)                      ---             ---                  300       $    6,375
                                                                                     2,400           45,080
                                                                                     4,800           87,400
        -----------------------------------------------------------------------------------------------------
        Everett J. Solon                           1,350       $   19,521          ---             ---

        -----------------------------------------------------------------------------------------------------

     (1) Mr. Daiber's vested shares are reflective of the number of shares held with the post-merger Centrue, as adjusted to reflect the 1.2 exchange ratio. Mr. Daiber's restricted shares were vested to 100% on the merger date.

                                               Director Compensation

------------------------------------------------------------------------------------------------------------------
                                                                           Change in
                                                                            Pension
                           Fees                            Non-Equity      Value and
                         Earned or                          Incentive     Nonqualified
                          Paid in     Stock     Option        Plan          Deferred       All Other
                            Cash      Awards    Awards    Compensation    Compensation   Compensation     Total
         Name             ($) (1)      ($)      ($) (2)        ($)          Earnings          ($)          ($)
------------------------------------------------------------------------------------------------------------------
Richard J. Berry         $  28,500     ---     $  36,033       ---            ---             ---        $ 64,533

------------------------------------------------------------------------------------------------------------------
Walter E. Breipohl       $  33,500     ---     $  36,033       ---            ---             ---        $ 69,533

------------------------------------------------------------------------------------------------------------------
Robert J. Doty (3)       $  13,500     ---     $  48,258       ---            ---             ---        $ 61,758

------------------------------------------------------------------------------------------------------------------
Randall E. Ganim         $  23,000     ---     $  29,340       ---            ---             ---        $ 52,340

------------------------------------------------------------------------------------------------------------------
Michael A. Griffith      $ 133,523     ---     $  29,340       ---            ---             ---        $162,863

------------------------------------------------------------------------------------------------------------------
Michael J. Hejna         $ 102,000     ---     $  29,340       ---            ---             ---        $131,340

------------------------------------------------------------------------------------------------------------------
Dennis J. McDonnell      $  21,000     ---     $  36,033       ---            ---             ---        $ 57,033

------------------------------------------------------------------------------------------------------------------
I.J. Reinhardt (3)       $  22,750     ---     $  48,258       ---            ---             ---        $ 71,008

------------------------------------------------------------------------------------------------------------------
John A. Shinkle          $  18,750     ---     $  36,033       ---            ---             ---        $ 54,783

------------------------------------------------------------------------------------------------------------------
Mark L. Smith            $ 101,046     ---     $  29,340       ---            ---             ---        $130,386

------------------------------------------------------------------------------------------------------------------
Scott C. Sullivan        $  20,250     ---     $  36,033       ---            ---             ---        $ 56,283

------------------------------------------------------------------------------------------------------------------
John A. Trainor (3)      $  11,500     ---     $  48,258       ---            ---             ---        $ 59,758

------------------------------------------------------------------------------------------------------------------

                                      25.

------------------------------------------------------------------------------------------------------------------
                                                                           Change in
                                                                            Pension
                           Fees                            Non-Equity      Value and
                         Earned or                          Incentive     Nonqualified
                          Paid in     Stock     Option        Plan          Deferred       All Other
                            Cash      Awards    Awards    Compensation    Compensation   Compensation     Total
         Name             ($) (1)      ($)      ($) (2)        ($)          Earnings          ($)          ($)
------------------------------------------------------------------------------------------------------------------
Wesley E. Walker (4)     $  16,000     ---        ---          ---            ---             ---        $ 16,000

------------------------------------------------------------------------------------------------------------------

(1) Represents compensation for all bank and holding company board and committee meetings and annual retainers. Compensation for Messrs. Ganim, Griffith, Hejna, and Smith includes all compensation earned under the former Centrue in the first 10.5 months of 2006. Includes deferrals of director fees earned in 2006 pursuant to the pre-merger Centrue directors deferred compensation plan paid out in Centrue stock upon the change of control. Pursuant to the terms of that plan, each director's full balance was paid in stock in conjunction with the merger. These amounts, which include amounts earned in both 2006 and prior plan years, equal 877 post-merger shares for Mr. Ganim, 6,577 post-merger shares for Mr. Griffith, 8,128 post-merger shares for Mr. Hejna and 6,624 post-merger shares for Mr. Smith. All compensation for Mr. Walker was paid by the former Centrue.

(2) Stock option values are based on the Black-Scholes model assuming a five-year option life. Stock option awards for Messrs. Ganim, Griffith, Hejna, and Smith were issued by the former Centrue pre-merger and reflect a 1.2 multiple in converting former Centrue stock to UnionBancorp stock at the merger date. Messrs. Doty, Reinhart and Trainor each received 2,500 stock options upon retirement immediately vested for recognition of their Board service to UnionBancorp. All unvested options for the directors of the former UnionBancorp, including those for Messrs. Berry, Breipohl, McDonnell, Shinkle, Sullivan, Doty, Reinhart and Trainor, became immediately and fully exercisable in conjunction with the merger.

(3) Messrs. Doty, Reinhart and Trainor retired from the UnionBancorp board immediately prior to the merger date.

(4)      Mr. Walker retired from the former Centrue board on April 20, 2006.

                    Other Potential Post-Employment Payments

The agreements for Mr. Daiber and Mr. Stevenson provide that in the event of a termination of the executive's employment without cause or by the executive due to constructive discharge prior to the end of the term of the agreement, the executive will be entitled to certain severance benefits including payments of the executive's annual compensation for the greater of twenty-four months or the remaining period left in the employment agreement's term. Annual compensation is the executive's base salary plus the performance bonus for the most recent performance period. The executive would also be entitled to receive reimbursement for premiums the executive pays for the continuation of medical benefits for the executive and the executive's dependents.

During the twelve months following a change of control, if the executive voluntarily terminates his employment due to constructive discharge or if the Company terminates the executive's employment for any reason other than cause, the executive will be entitled to receive a lump sum payment equal to three times the executive's annual compensation, which is the sum of the executive's base salary and the performance bonus for the most recent performance period, plus reimbursement for premiums the executive pays for the continuation of medical benefits for the executive and the executive's dependents.

                                      26.

At December 31, 2006, if the Company would have paid out Mr. Daiber under his change of control provision, he would have been entitled to $870,000 (reflects three years) in base salary, $180,000 (reflects three years; estimates based off of earned bonus in 2006) in bonus and approximately $39,144 in COBRA continuation premiums (reflects three years; estimates based off of current premium levels) for Mr. Daiber's family for health, dental and vision benefits for a period of 36 months plus normal accruals paid upon termination of employment. In addition, all outstanding stock options and awards would have become fully and immediately exercisable.

At December 31, 2006, if the Company would have paid out Mr. Daiber under his constructive discharge or termination without cause provision, compensation and benefits would have been substantially similar other than that they would have been reduced by the six week period in which the contract was in force for Mr. Daiber from the merger date through year-end.

At December 31, 2006, if the Company would have paid out Mr. Stevenson under his change of control provision, he would have been entitled to $510,000 (reflects three years) in base salary, $178,215 (reflects three years; estimates based off of earned bonus in 2006) in bonus and approximately $39,144 in COBRA continuation premiums (reflects three years; estimates based off of current premium levels) for Mr. Stevenson's family for health, dental and vision benefits for a period of 36 months plus normal accruals paid upon termination of employment. In addition, all outstanding stock options and awards would have become fully and immediately exercisable.

At December 31, 2006, if the Company would have paid out Mr. Stevenson under his constructive discharge or termination without cause provisions, compensation and benefits would have been substantially similar other than that they would have been reduced by the six week period in which the contract was in force for Mr. Stevenson from the merger date through year-end.

During the twelve months following a change of control, if Mr. Solon voluntarily terminates his employment due to constructive discharge or if the Company terminates his employment for any reason other than cause, Mr. Solon will be entitled to receive a lump sum payment equal to two times his annual compensation, which is the sum of his base salary and the performance bonus for the most recent performance period, plus reimbursement for premiums he pays for the continuation of medical benefits for him and his dependents.

At December 31, 2006, if the Company would have paid out Mr. Solon under his constructive discharge, termination without cause or change of control provision, he would have been entitled to $289,000 in base salary (reflects two years), $69,360 (reflects two years; estimates based off of earned bonus in
2006) in bonus and approximately $26,096 in COBRA continuation premiums (reflects two years; estimates based off of current premium levels) for Mr. Solon's family for health, dental and life benefits for a period of 24 months plus normal accruals paid upon termination of employment. In addition, all outstanding stock options and awards would have become fully and immediately exercisable.

During the twelve months following a change of control, if Mr. Parks voluntarily terminates his employment due to constructive discharge or if the Company terminates his employment for any reason other than cause, Mr. Parks will be entitled to receive a lump sum payment equal to one times his annual compensation, which is the sum of his base salary and the performance bonus for the most recent performance period, plus reimbursement for premiums he pays for the continuation of medical benefits for him and his dependents.

At December 31, 2006, if the Company would have paid out Mr. Parks under his constructive discharge, termination without cause or change of control provision, he would have been entitled to $135,000 in base salary, $17,152 in bonus (estimated based off of earned bonus in 2006) in bonus and approximately $13,048 in COBRA continuation premiums (estimated based off of current premium levels) for Mr. Parks' family for health, dental and life benefits for a period of 12 months plus normal accruals paid upon termination of employment. In addition, all outstanding stock options and awards would have become fully and immediately exercisable.

                                      27.

On May 23, 2005, the Company entered into a Change of Control Agreement with J. David Conterio. The agreement provides that if, within two years after a change in control occurs, Mr. Conterio's employment is terminated without "good cause," then he shall receive a cash payment equal to one times his salary. For a period of one year, Mr. Conterio would be allowed to participate in any benefit plans of the Company or bank which provide health (including medical and dental), life or disability insurance, or similar coverage to the extent permitted by law and the applicable benefit plan. Payments under the employment agreement will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws.

At December 31, 2006, if the Company would have paid out Mr. Conterio under his change of control provision, he would have been entitled to $142,500 in base salary plus normal accruals paid upon termination of employment.

                          TRANSACTIONS WITH MANAGEMENT

The Company's audit committee charter requires the review of all related party transactions, other than Regulation O transactions, to the extent required by the rules of the Securities and Exchange Commission and NASDAQ (or by the rules and regulations of any other exchange or national market on which the Company's common stock is quoted or listed for trading).

Several of our directors and executive officers (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, us and our subsidiaries in the ordinary course of business. These loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 2006, the law firm of Myers, Berry, O'Conor & Kuzma, Ltd. received $115,272 in fees attributable to Company related matters in which the law firm provided legal services. Richard
J. Berry, a director of Centrue Financial Corporation and Centrue Bank, is a principal of that firm. During 2006, the Gundaker Commercial Group received $157,000 in broker fees associated with the sale of an OREO property. Michael J. Hejna, a director of Centrue Financial Corporation and Centrue Bank, is a principal of that firm.

                                 ACCOUNTANT FEES

Audit Fees
Audit fees and expenses billed to the Company by Crowe Chizek and Company LLC for the audit of the Company's financial statements for the fiscal years ended December 31, 2006, including fees related to the merger, and December 31, 2005, and for the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are as follows:

                             2006                     2005
                             ----                     ----
                             $185,500                 $118,500

Audit Related Fees
Audit related fees and expenses billed to the Company by Crowe Chizek and Company LLC for fiscal years 2006 and 2005 for services related to the performance of the audit or review of the Company's financial statements and fees related to the merger that were not included under the heading "Audit Fees", are as follows:

                             2006                     2005
                             ----                     ----
                             $134,630                 $ 14,000

Tax Fees
Tax fees and expenses billed to the Company for fiscal years 2006 and 2005 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

                             2006                     2005
                             ----                     ----
                             $ 19,000                 $ 27,600

                                      28.

All Other Fees
Fees and expenses billed to the Company for fiscal years 2006 and 2005 for all other services, which primarily consisted of the audit of the benefit plans are as follows:

                             2006                     2005
                             ----                     ----
                             $  65,900                $ 45,165

The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining its independence as our principal accountant. In accordance with
Section 10A(i) of the Exchange Act, before Crowe Chizek and Company LLC is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. None of the audit-related, tax and other services described in the table above were required to be approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The audit committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's independent auditors. The audit committee has delegated its pre-approval authority to the chairman of the audit committee to act between meetings of the audit committee. Any pre-approval given by the chairman of the audit committee pursuant to this delegation is presented to the full audit committee at its next regularly scheduled meeting. The audit committee or chairman of the audit committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors. Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company's independent auditors to perform non-audit services has been approved in advance by the audit committee or the chairman of the audit committee pursuant to the foregoing procedures.

                                      29.

                             AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by us shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors. The current charter is available on the company's website at www.centrue.com.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Crowe Chizek and Company LLC, our independent registered public accounting firm, is responsible for performing an independent audit of the financial statements in accordance with standards of the Public Company Accounting Oversight Board. Centrue Financial Corporation outsources the internal audit function to a third party that reports directly to the audit committee and management. This third party is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls relating to the reliability and integrity of our financial information. The audit committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditors.

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with our management and Crowe Chizek and Company LLC, our independent registered public accounting firm. The committee has also discussed with Crowe Chizek and Company LLC the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek and Company LLC, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2006 for filing with the Securities and Exchange Commission.

                                             Audit Committee

                                             Mark L. Smith, Chair
                                             Walter E. Breipohl
                                             Randall E. Ganim
                                             Scott C. Sullivan

                                      30.

Audit Committee Financial Expert

Prior to the merger, the membership of the audit committee did not include a director who qualifies for designation as an "audit committee financial expert". Subsequent to the merger, the board of directors has determined that two of the four audit committee members, Messrs. Ganim and Smith, are qualified for designation as "audit committee financial experts". Both directors are independent under the listing standards of the Nasdaq Stock Market.

                  STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

For inclusion in our proxy statement and form of proxy relating to the 2008 annual meeting of stockholders, stockholder proposals must be received by us on or before November 24, 2007. In order to be presented at such meeting, notice of the proposal must be received by Centrue Financial Corporation on or before March 24, 2008, and must otherwise comply with our bylaws.

                        "HOUSEHOLDING" OF PROXY MATERIALS

In 2000, the Securities and Exchange Commission adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more security holders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with accountholders who are Centrue Financial Corporation stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to Centrue Financial Corporation stockholders, a single proxy statement and Form 10-K annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or the Company that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and Form 10-K annual report, please notify your broker, direct your written request to Centrue Financial Corporation, Investor Relations, 122 W. Madison Street, Ottawa, IL 61350 or contact Investor Relations at (815) 431-2720.

Stockholders who currently receive multiple copies of the proxy statement and Form 10-K annual report at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of Centrue Financial Corpration shares, they should submit a written request to Computershare Investor Services, the Company's transfer agent, at 2 North LaSalle Street, Chicago, IL 60602.

                                  OTHER MATTERS

We do not intend to present any other business at the meeting and know of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters. A representative of our independent auditors, Crowe Chizek and Company LLC, is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

Your proxy is solicited by the board of directors, and we will pay the cost of solicitation. In addition to soliciting proxies by use of the mail, officers, directors and regular employees of Centrue Financial Corporation or our subsidiaries, acting on our behalf, may solicit proxies by telephone, telegraph or personal interview. We will, at our expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                                      31.

                           FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy for the annual meeting, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1 and FOR the amended and restated 2003 Stock Option Plan under proposal 2.

                                        By Order of the Board of Directors




                                        /s/ THOMAS A. DAIBER
                                        -----------------------------
                                        Thomas A. Daiber
                                        President and
                                        Chief Executive Officer




Ottawa, Illinois
March 23, 2007



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

                                      32.

                                                                       EXHIBIT A
                                                                       ---------
                          CENTRUE FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                             2003 STOCK OPTION PLAN
                             ----------------------

                  1.       Purpose of the Plan
                           -------------------

                  The Plan is intended to provide a means whereby key policy-making directors and employees of the Company and its Subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may permit certain directors and employees to acquire common stock of the Company or otherwise participate in the financial success of the Company or to be awarded shares of common stock of the Company, on the terms and conditions established herein. This Plan, as amended and restated, will become effective on the date of its adoption by the Board, provided the amended and restated Plan is approved by the shareholders of the Company (excluding holders of shares of Option Stock and Restricted Stock issued by the Company under this Plan) within twelve months after that date. If the Plan is not approved by the shareholders of the Company, any Restricted Stock awards granted under this Plan will be rescinded and void and any Options granted shall be valid only if such Options are granted pursuant to the terms and conditions of the Plan prior to its restatement, as approved by the shareholders of the Company on April 22, 2003. This Plan will remain in effect until it is terminated by the Board under Section 12 hereof, except that no Options or Restricted Stock will be granted after December 19, 2012, which is the tenth anniversary of the date of this Plan's original adoption by the Board.

                  2. Definitions Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements and Restricted Stock Agreements entered into pursuant to this Plan. Notwithstanding the foregoing, the terms and conditions of all Stock Option Agreements entered into prior to the Effective Date of this Plan, as amended and restated, shall be governed by the terms and conditions of the Plan as in effect on the date such Stock Option Agreements were effective.

                  a. "10% Shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than 10% of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

                  b. "1933 Act" means the federal Securities Act of 1933, as amended.

                  c. "1934 Act" means the federal Securities Exchange Act of 1934, as amended.

                  d.       "Board" means the Board of Directors of the Company.

                  e. "Cause" means (i) the Participant's material breach of an employment agreement, if any, between the Participant and the Company or one of its Subsidiaries, (ii) the Participant's breach of a Confidential Information Agreement between the Participant and the Company or one of its Subsidiaries, (iii) the breach of any non-disclosure or non-compete agreement between the Participant and the Company or one of its Subsidiaries, or (iv) the Participant engages in illegal conduct or misconduct which materially and demonstrably injures the Company. For purposes of determining whether "Cause" exists, no act or failure to act, on the Participant's part shall be considered "willful," unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief by the Participant that his action or omission was in the best interests of the Company.

                  f. A "Change in Control" of the Company shall have occurred:

                           (i) on the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company, any of its wholly owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries, or one or more persons who are beneficial owners, as determined under Rule 13d-4 under the 1934 Act , of 10% or more of

                                      33.

                                    the Voting Stock of the Company on the date on which the Plan is approved by the Board), to acquire Voting Stock of the Company if:

                                    (1)     after giving effect to such offer
                                            such corporation, person, other
                                            entity or group would own 50% or
                                            more of the Voting Stock of the
                                            Company;

                                    (2)     there shall have been filed
                                            documents with the Securities and
                                            Exchange Commission in connection
                                            therewith (or, if no such filing is
                                            required, public evidence that the
                                            offer has already commenced); and

                                    (3)     such corporation, person, other
                                            entity or group has secured all
                                            required regulatory approvals to own
                                            or control 50% or more of the Voting
                                            Stock of the Company;

                           (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned Subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned Subsidiaries), and such definitive agreement is consummated; or

                           (iii) if any corporation, person, other entity or group (other than the Company, any of its wholly owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries, or one or more persons who are beneficial owners, as determined under Rule 13d-4 under the 1934 Act , of 10% or more of the Voting Stock of the Company on the date on which the Plan is approved by the Board ) becomes the beneficial owner, as determined under Rule 13d-4 under the 1934 Act, of Stock representing 50% or more of the Voting Stock of the Company.

                  g. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

                  h. "Committee" means the Centrue Financial Corporation Executive and Compensation Committee of the Company's Board of Directors. The Committee shall be comprised solely of not less than 3 Non-Employee Directors. In the alternative, the Board of Directors may, in its discretion, choose to act as the Committee for the Plan and the Committee, whether or not comprised solely of Non-Employee Directors shall act as an advisory committee.

                  i. "Company" means Centrue Financial Corporation, an Illinois corporation and its successor or successors.

                  j. "Confidential Information Agreement" means a written agreement between the Company or one of its Subsidiaries and the Eligible Person establishing the duty of the Eligible Person not to disclose information that is proprietary to the Company or one of its Subsidiaries and establishing the sanctions applicable in the event the Eligible Person breaches the Agreement.

                  k. "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

                  l. "Disqualifying Disposition" means a disposition, as defined in Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

                           (i) within two years after the underlying Option is granted; or

                                      34.

                           (ii) within one year after the underlying Option is exercised.

                  Under Section 424(c)(1) of the Code, the term "disposition" includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

                  m. "Eligible Person" means any person who, at a particular time, is an employee, officer or member of the Board of Directors of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include any person who has been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

                  n. "Fair Market Value" means, with respect to Option Stock and Restricted Stock as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

                           (i) if the Stock was principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and asked price for the Stock at the close of trading for the 5 consecutive trading days immediately preceding the date in question;

                           (ii) if the Stock was principally listed on a national securities exchange, the closing price of the Stock for the trading day immediately preceding the date in question as reported in a publicly available newspaper or publication deemed reliable by the Committee, or if there is no closing price reported on such day, the reporting price on the next previous trading day for which a closing price is reported in such newspaper or publication; or

                           (iii) if neither of the foregoing provisions is applicable, then the Committee shall determine Fair Market Value in good faith on such basis as it deems appropriate; in the case of ISOs, "good faith" shall be determined in accordance with Section 422 of the Code.

                  o. "ISO" or "Incentive Stock Option" means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an "incentive stock option," as defined in Section 422 of the Code.

                  p. "New Employer" shall mean the Participant's employer, or the parent or a Subsidiary of such employer, immediately following a Change in Control.

                  q.       "Non-Employee Director" means a director who:

                           (i) is not currently an officer of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

                           (ii) does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required in the Company's proxy statement;

                           (iii) does not possess an interest in any other transaction for which disclosure would be required in the Company's proxy statement; and

                           (iv) is not engaged in a business relationship for which disclosure would be required in the Company's proxy statement.

                                      35.

                  r. "NSO" means any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO. The term "NSO" also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

                  s. "Option" means a right granted pursuant to this Plan entitling the Participant to acquire shares of Stock issued by the Company.

                  t. "Option Agreement" means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Options hereunder.

                  u. "Option Price" with respect to any particular Option means the exercise price at which the Participant may acquire each share of the Option Stock called for under such Option.

                  v. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

                  w. "Participant" means an Eligible Person to whom an Option or award of Restricted Stock is granted hereunder, and any transferee of an Option received pursuant to a Transfer authorized under this Plan.

                  x. "Plan" means this Centrue Financial Corporation 2003 Stock Option Plan.

                  y. "Retirement" means the Participant's voluntary cessation of employment or service as a director following the attainment of age 55 and the completion of 7 years of service.

                  z. "Restricted Stock" means Stock issued or issuable by the Company which is subject to the restrictions imposed in Section 8 of this Plan.

                  aa.      "Restricted Stock Agreement" means an agreement
between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder.

                  bb.      "Restricted Stockholder" means an Eligible
Participant to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

                  cc.      "SARs" shall mean stock appreciation rights entitling
the grantee to receive cash or shares of Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Stock from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise.

                  dd.      "Stock" means shares of the Company's common stock.

                  ee.      "Subsidiary" has the same meaning as "Subsidiary
Corporation" as defined in Section 424(f) of the Code.

                  ff.      "Tax Withholding Liability" means all federal and
state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from a transaction involving Options required by applicable law to be withheld by the Company. The Committee shall retain the discretion to determine the amount of Tax Withholding Liability.

                  gg.      "Transfer," with respect to Option Stock and
Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Participant, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the

                                      36.

shares of Option Stock are transferred or awarded to the spouse of the Participant or are required to be sold, or a transfer resulting from the filing by the Participant of a petition for relief, or the filing of an involuntary petition against such Participant, under the bankruptcy laws of the United States or of any other nation.

                  hh.      "Voting Stock" shall mean those shares of the Company
Stock entitled to vote generally in the election of directors.

                  3.       Administration of the Plan
                           --------------------------

                  Subject to review by the Board, the Committee shall select the directors and employees from among those eligible to whom Options shall be granted or to whom Restricted Stock shall be awarded under the Plan, to establish the number of shares of Stock that will be subject to Options granted to such director or employee and the time when certificates for such Option Stock shall be issued, to establish the number of shares of Stock that shall be subject to awards of Restricted Stock to a director or employee and to prescribe the legend to be affixed to the certificate representing such Stock that is subject to a Stock Option or Restricted Stock award. Subject to review by the Board, the Committee shall also select the directors and employees from among those eligible to whom rights to participate in the appreciation of Option Stock shall be granted. Subject to review by the Board, the Committee shall have the authority to select the directors and employees from among those eligible to whom SARs may be granted and the terms of such SARs. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Board shall independently review and approve all decisions made by the Committee in administering the Plan.

                  4.       Shares Subject to the Plan
                           --------------------------

                  Subject to Sections 10 and 11 of this Plan, the aggregate number of shares of Option Stock or Restricted Stock that may be issued and outstanding pursuant to the exercise of Options or the award of Restricted Stock under this Plan (the "Stock Pool") will not exceed 570,000 shares. The maximum number of shares of Option Stock which may be subject to one or more awards to a single Eligible Person shall not exceed 200,000 shares in the aggregate. Shares of Option Stock and Restricted Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated, been withheld as payment in part or in full of the exercise price for Options, withheld for the payment of taxes or expired may also be added back into the Stock Pool to be available for issuance.

                  5.       Type of Stock Options.
                           ---------------------

                           Except as otherwise provided herein, the Committee
will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

                  6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Apart from making copies of this Plan and Option Agreements under this Plan available to the Eligible Person, the Company shall have no obligation to explain the terms and conditions of the Plan or Option Agreements, including, not by way of limitation, the terms of vesting, the available methods for exercising Options and the timing of an Option's expiration. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

                  a. Covenants of Participant. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Participant any right with respect to the continuation of his or her status as an employee, officer or director of the Company or its Subsidiaries.

                                      37.

                  b. Option Vesting Periods. Each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Option Vesting Period"). Unless otherwise indicated in an Option Agreement, all Options shall become vested and exercisable upon the effective date of a Change in Control of the Company.

                  c.       Exercise of the Option.
                           ----------------------

                           (i) Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Participant after exercise, and the method of payment. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Participant of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

                           (ii) Withholding Taxes. As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Participant will pay to the Company in cash, through cashless exercise as provided in Section 6(d) or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with such exercise.

                  d. Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, where an ISO Participant is a 10% Shareholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. In no event will the Option Price for an NSO granted hereunder be less than 100% of the Fair Market Value of the Options Stock at the time such NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion. The Committee, in its sole discretion, may permit an Optionee to pay all or a portion of the Option Price, and/or the Company's Tax Withholding Liability set forth in subsection 6(c) above, if applicable, with respect to the exercise of an Option by (i) surrendering shares of Stock already owned by such Optionee; (ii) withholding of shares of Option Stock; or
(iii) irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and the Company's Tax Withholding Liability from such exercise. To the extent Option Stock is withheld for tax withholding purposes, the applicable percentage of tax withholding liability shall be the percentage equal to the employer's minimum statutory withholding rate (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income realized upon exercise of Options). To the extent that Option Stock is withheld pursuant to subparagraphs (i) or (ii) above, the Fair Market Value of surrendered Stock or withheld Option Stock must be equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. To the extent that shares of Option Stock are sold by a third party as payment of all or a portion of the Option Price of an ISO, the sale of such shares will be treated as a Disqualifying Disposition and be subject to Section 421(b) of the Code.

                  e. Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Participant will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

                  f. Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Shareholder.

                                      38.

                           (i) Timing of Termination. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each Option will terminate, if earlier: (a) ninety days after the date that the Participant ceases to be an Eligible Person for any reason other than Cause, death or Disability; (b) immediately upon the Participant's termination of employment for Cause; or (c) 1 year after the date that the Participant ceases to be an Eligible Person by reason of such person's death or Disability.

                           (ii) Effect of Change in Control. Except as provided in an Option Agreement, each Option will become fully exercisable upon the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company.

                           (iii) Effect of Retirement, Death or Disability. Except as provided in an Option Agreement, Options will not become fully exercisable upon the Optionee's death, Retirement or Disability.

                  g. Transferability of Options. ISOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution. NSOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Code. Options will be exercisable only by the Participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by this subsection (g).

                  h. Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

                  i. Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection (i) have been complied with.

                  j. Non-Compete. The Committee, in its discretion, may, as a condition to the grant of an Option, require that the Participant enter into a covenant not to compete, a non-disclosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

                  k. Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

                  7.       Stock Appreciation Rights
                           -------------------------

                  a. Grants. SARs may be granted to such eligible directors and employees as may be selected by the Committee.

                                      39.

                  b. Terms of Grant. SARs may be granted in tandem with or with reference to a related Option, in which event the grantee may elect to exercise either the Option or the SAR but not both, as to the same Share subject to the Option and the SAR, or the SAR may be granted independently of a related Option. In the event of a grant with a related Option, the SAR shall be subject to the terms and conditions of the related Option. SARs shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee. SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment.

                  c. Payment of Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of Stock to which the SAR relates over the fair market value of such number of shares of Stock at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

                  d. Withholding of Tax. As a condition to the payment due upon exercise of a SAR granted under this Plan, the Participant will pay to the Company in cash or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with such exercise.

                  8.       Restricted Stock Awards
                           -----------------------

                           Each issuance of Restricted Stock pursuant to this
Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

                  a. Covenants of Restricted Stock Holders. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

                  b. Restricted Stock Vesting Period. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which shares of Restricted Stock will no longer be subject to the restrictions imposed under this Plan or any Restricted Stock Agreement (the "Restricted Stock Vesting Period"), as set forth in this subsection 8(b). A Restricted Stock Agreement may also specify Designated Performance Criteria which must be satisfied within the Restricted Stock Vesting Period. Restricted Stock Vesting Periods shall be determined by the Committee in its discretion and may be accelerated or shortened by the Committee in its discretion, but shall not exceed ten years for full vesting. Except as provided in a Restricted Stock Agreement, all shares of Restricted Stock shall become immediately and fully vested upon a Change in Control of the Company.

                  c.       Restrictions on Transfer of Restricted Stock.

                           (i) General Rule. Restricted Stock may be transferred only if required by law. All Transfers of Restricted Stock not meeting the conditions set forth in this subsection 8(c)(i) are expressly prohibited.

                           (ii)     Effect of Prohibited Transfer. Any
                                    prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 8(c)(ii), or exercise any other legal or equitable remedy.

                           (iii)    Escrow. The Committee may, in its
                                    discretion, require that the Restricted
                                    Stockholder deliver the certificate(s) for the Restricted Stock with a stock power executed in blank to the Secretary of the Company or his or her designee to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to

                                      40.

                                    effectuate all such Transfers and/or
                                    releases as are in accordance with the terms of this Plan. The certificate(s) may be held in escrow so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement. Each Restricted Stockholder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

                  d. Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

                  e. Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 8(e) have been complied with.

                  f. Withholding. As a condition to the issuance of shares of Restricted Stock, the Participant will pay to the Company in cash or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with the Participant becoming vested in such shares or in connection with the Participant's election to recognize income under Section 83(b) of the Code. The Committee, in its sole discretion, may permit Restricted Stockholder to pay all or a portion of the Company's Tax Withholding Liability with respect to shares of Restricted Stock in which the Participant has become vested by (i) surrendering shares of Stock already owned by such Restricted Stockholder; (ii) withholding of shares of Restricted Stock; or (iii) irrevocably authorizing a third party to sell shares of Restricted Stock (or a sufficient portion of the shares) in which the Restricted Stockholder has become vested and remit to the Company a sufficient portion of the sale proceeds to pay the Company's Tax Withholding Liability. To the extent Restricted Stock is withheld for tax withholding purposes, the applicable percentage of tax withholding liability shall be the percentage equal to the employer's minimum statutory withholding rate (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income realized upon vesting in the Restricted Stock). To the extent that Restricted Stock is withheld pursuant to subparagraphs (i) or (ii) above, the Fair Market Value of surrendered Stock or withheld Restricted Stock must be equal to the corresponding portion of such tax withholding liability, as the case may be, to be paid for therewith.

                  g. Other Provisions.The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, covenants not to compete, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

                  9.       Right of First Refusal
                           ----------------------

                  If any shares of Stock issued under the Plan are not readily tradable on an established market on the date an owner intends to sell such shares, such owner shall first offer such shares to the Company for purchase and the Company shall have 30 days to exercise its right to purchase such shares. The owner shall give written notice to the Company stating that he has a bona fide offer for the purchase of such shares, stating the number of shares to be sold, the name and address of the person(s) offering to purchase the shares and the purchase price and terms of payment of such sale. The owner shall be entitled to receive the same purchase price offered by such person(s) offering to purchase such shares. Payment may be in a lump sum or, if the lump sum exceeds $100,000, in substantially equal amounts or more frequent installments over a period not exceeding 5 years in the discretion of the Committee. If a method of deferred payment is selected, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the shares purchased or such other adequate security as agreed to by the Company and the owner. For

                                      41.

purposes of this Paragraph, shares shall be considered not readily tradable on an established market if such shares are not publicly tradable or because such shares are subject to a trading limitation under any Federal or state securities law or regulation that would make such shares less freely tradable than stock not so restricted. For purposes of this Paragraph, an owner shall include any person who acquires shares from any other person and for any reason; including, but not limited to, by gift, death or sale.

                  10. Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

                  a. in the aggregate number of shares of Option Stock and Restricted Stock in the Stock Pool;

                  b. in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

                  c.       in the number of shares subject to a Restricted Stock
Award;

                  d. in the exercise price of any rights of repurchase or of first refusal under this Plan; and

                  e. with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement or Restricted Stock Agreement.

                  Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options and Restricted Stock awards then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

                  11. Modification, Extension and Renewal of Options and Restricted Stock. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or Restricted Stock granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise. Notwithstanding the foregoing, no modification of any Option or Restricted Stock award will, without the consent of the holder of the Option or Restricted Stock, alter or impair any rights or obligations under any Option or Restricted Stock award previously granted under this Plan.

                  12. Amendment and Discontinuance. No Option or Restricted Stock award shall be granted under this Plan after December 19, 2012, which is the 10th anniversary of the the date on which this Plan, prior to its amendment and restatement, was approved by the Company's Board of Directors. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

                  a. No such action may, without the approval of the shareholders of the Company, increase the maximum total number of shares of Option Stock or Restricted Stock that may be granted to an individual over the term of this Plan, or materially increase (other than by reason of an adjustment pursuant to Section 10 hereof) the aggregate number of shares of Option Stock and Restricted Stock in the Stock Pool that may be granted pursuant to this Plan;

                  b. No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

                  c. No action of the Committee shall alter or impair any Option or Restricted Stock previously granted under this Plan without the consent of such affected Participant.

                  13. Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Persons and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

                                      42.

                  14. Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability. To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee.

                  15. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company:

                  a. On the date it is personally delivered to the Secretary of the Company at its principal executive offices; or

                  b. Three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices.

                  and to a Participant:

                  c.       On the date it is personally delivered to him or her;
or

                  d. Three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

                  16. Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its conflict of laws provisions.

                  17. Copies of Plan. A copy of this Plan will be delivered to each Participant at or before the time he or she executes an Option Agreement.

         * * *

Date Plan Adopted by Board of Directors:

Date Plan Approved by Shareholders:

                                      43.

          [GRAPHIC OMITTED]
              Centrue
                    Financial
                  Corporation







Using a black ink pen, mark your votes with an X as shown
in this example. Please do not write outside the designated areas.    [X]

================================================================================
Annual Meeting Proxy Card
================================================================================
     PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

A Proposals -- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.


1. Election of Directors:      For    Withhold                                  For      Withhold

    01 - Thomas A. Daiber      [ ]       [ ]     02 - Dennis J. McDonnell       [ ]         [ ]

    03 - Mark L. Smith         [ ]       [ ]     04 - Scott C. Sullivan         [ ]         [ ]



                                                       For    Against    Abstain

2.  Approve the Amended and Restated 2003 Stock        [ ]      [ ]         [ ]
    Option Plan



B   Non-Voting Items
Change of Address -- Please print new address below.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

C Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.


Date (mm/dd/yyyy) -- Please print date below.   Signature 1 -- Please keep signature within the box.
 --------------------------------------------   -----------------------------------------------------
|            /              /                | |                                                     |
|           /              /                 | |                                                     |
|          /              /                  | |                                                     |
 --------------------------------------------   -----------------------------------------------------

Signature 2 -- Please keep signature within the box.
 ----------------------------------------------------
|                                                    |
|                                                    |
|                                                    |
 ----------------------------------------------------

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
Centrue
     Financial
   Corporation

--------------------------------------------------------------------------------
Proxy -- Centrue Financial Corporation
--------------------------------------------------------------------------------

Notice of 2007 Annual Meeting of Stockholders

Oak Brook Regency Tower
1515 West 22nd Street (West Tower) 1st Floor, Oak Brook, Illinois
Tuesday, April 24, 2007 at 10:00 a.m. local time

Richard J. Berry and Randall E. Ganim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Centrue Financial Corporation to be held on Tuesday, April 24, 2007 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Thomas A. Daiber, FOR Dennis J. McDonnell, FOR Mark L. Smith, FOR Scott C. Sullivan, and FOR item 2 Approve the Amended and Restated 2003 Stock Option Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)